Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Contact:

Holly Burkhart

Spansion, Inc.

+1-408-616-1170

Investor Contact:

Ken Tinsley

Spansion, Inc.

+1-408-616-7837

Spansion Announces Changes to Executive Management Team

President and CEO Bertrand Cambou Resigns; Boaz Eitan Named Interim President

SUNNYVALE, Calif., – February 02, 2009 – Spansion Inc. (Nasdaq:SPSN) today announced executive management changes as part of the company’s previously announced plans to restructure the company and explore strategic alternatives for a sale or merger. Effective today, Dr. Bertrand Cambou has resigned as president and chief executive officer, and has resigned from the Spansion Board of Directors. Dr. Boaz Eitan, an executive vice president and member of the board of directors, has been named interim president of Spansion. Dr. Cambou has agreed to provide consulting services to Spansion. The company is actively engaged in efforts to further strengthen its management team to support its strategic and restructuring initiatives and will report any decisions at a later time.

On January 15, 2009, Spansion announced it was exploring strategic alternatives for a sale or merger. The company also announced plans to restructure its balance sheet. The objective of these potential strategic alternatives is to build on Spansion’s position as a leading supplier of NOR flash memory by creating significantly greater scale and to provide Spansion’s customers with a broader range of more cost-effective memory solutions.

“Spansion has a highly talented, global workforce, a significant leadership position in the NOR segment, and strong relationships with nearly all the world’s top consumer, automotive, and wireless OEMs,” said Eitan. “In addition, Spansion is the only company to have successfully commercialized charge-trapping technology, considered by many to be the future of the Flash memory industry. As president, I look forward to helping strengthen Spansion’s financial and competitive position through a successful restructuring or strategic transaction.”

Eitan, who will be based at Spansion Sunnyvale, California headquarters, brings more than 27 years of semiconductor research and management expertise to the company. In 1997, he founded Saifun Semiconductors Ltd., acquired by Spansion in early 2008, and is the inventor of Saifun NROM technology with 83 U.S. patents. Prior to Saifun, Eitan held various positions at WaferScale Integration Inc. and Intel Corp. Eitan holds a Ph.D. and a M.Sc. in Applied Physics and a B.Sc in Mathematics and Physics from the Hebrew University, Jerusalem.

“The board appreciates Dr. Cambou’s hard work and dedication and thanks him for his important leadership during the past several years,” said Eitan. “I look forward to working with him in his consulting capacity.”

About Spansion

Spansion (NASDAQ: SPSN - News) is a leading Flash memory solutions provider, dedicated to enabling, storing and protecting digital content in wireless, automotive, networking and consumer electronics applications. Spansion, previously a joint venture of AMD and Fujitsu, is the largest company in the world dedicated exclusively to designing, developing, manufacturing, marketing, selling and licensing Flash memory solutions. For more information, visit http://www.spansion.com.

Spansion(R), the Spansion logo, MirrorBit(R), MirrorBit(R) Eclipse(TM), ORNAND(TM), ORNAND2(TM), HD-SIM(TM), Spansion(R) EcoRAM(TM) and combinations thereof, are trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. These risks and uncertainties include Spansion’s ability to successfully explore, negotiate and conclude any strategic alternative or restructuring. In addition, the instability of the global economy and tight credit markets could continue to adversely impact Spansion’s business in several respects including adversely impacting credit quality and insolvency risk of the company and its customers and business partners, including suppliers and distributors; bookings; and reductions and deferrals of demand for Spansion products. The company urges investors to review in detail the risks and uncertainties discussed in the company’s Securities and Exchange Commission filings, including but not limited to the company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007 and the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2008. The company undertakes no obligation to make any further announcements regarding the exploration of strategic alternatives or a restructuring unless and until its Board of Directors has approved a specific alternative or plan. No decision on any particular strategic alternative or plan has been reached at this time, and there can be no assurance that the initiation of this process will result in a definitive proposal or agreement, or that the company will ultimately elect to proceed with a particular alternative or plan.